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                                                                    EXHIBIT 10.1

                                   YAHOO! INC.

                         SERVICES AND CONTENT AGREEMENT

         THIS SERVICES AND CONTENT AGREEMENT (the "Agreement") is made as of this 5th day of March, 2001 (the "Effective Date") between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo"), and Headhunter.net, Inc., a Georgia corporation, with offices at 333 Research Court, Norcross, Georgia 30092 ("Headhunter.net").

         WHEREAS, Yahoo is a global Internet media company that offers a network of branded programming; and

         WHEREAS, Headhunter.net is an online recruiting and job awareness network which enables candidates and corporations to manage the job search process via posted resumes and job listings; and

         WHEREAS, the parties wish to: (a) include Headhunter.net's job listing database, on an exclusive basis, on a co-branded service on Yahoo! Careers, (b) provide users of Yahoo! Careers with the ability to post individual jobs to Yahoo! Careers and Headhunter.net via a Headhunter.net-hosted site; and (c) provide search access, to Headhunter.net's paying resume search customers, to resumes posted by Yahoo! Careers users (on a searchable basis only).

         NOW, THEREFORE, In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1: DEFINITIONS. The following defined terms shall apply throughout the
Agreement:

         "ADVERTISING RIGHTS" means the advertising and promotional rights sold or licensed with respect to the Yahoo Properties.

         "AFFILIATE" means any company or other entity worldwide, including without limitation corporations, partnerships, joint ventures, and limited liability companies, in which Yahoo directly or indirectly holds at least a twenty percent (20%) ownership, equity, or financial interest.

         "BUSINESS DAYS" means all days excluding weekends and federal holidays.

         "DEMOGRAPHIC AREA" means any of the top thirty-five (35) (TBD) "DMAs" (i.e., demographic regions) in the United States, as listed on Exhibit I ("Demographic Areas").

         "DIRECTORY" means a listing of names, URLs or other data generated via search technology in response to a user query.

         "EMPLOYER" means a corporation or other entity (including but not limited to the representatives of any such entity (e.g., a recruiting agency or third party job listings aggregators)), that has a need to find candidates to fill open positions.

         "EMPLOYER DATA" means all data provided by or generated from Employers on the Job Posting Pages, excluding the Headhunter.net Job Listings.

         "ENHANCEMENTS" means any updates, improvements or modifications made to, or derivative works created from, the Headhunter.net Content or Headhunter.net Job Post Technology.

         "HEADHUNTER.NET BRAND FEATURES" means all trademarks, service marks, logos and other distinctive brand features of Headhunter.net that are used in or relate to Service, including but not limited to those listed in Exhibit A of the Agreement.

         "HEADHUNTER.NET COMPETITORS" shall mean the following entities, including their wholly-owned subsidiaries: [*****].


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         "HEADHUNTER.NET CONTENT" means the content specified on Exhibit A
("Headhunter.net Content"), and all methods and functionality related to such content, provided or made available to Yahoo or its Affiliates by Headhunter.net pursuant to the Agreement. The term "Headhunter.net Content" includes without limitation any and all audio and audiovisual materials, data, images, files, hypertext links, scripts and Enhancements provided or made available to Yahoo or its Affiliates pursuant to the Agreement, and all Teaser Content.

         "HEADHUNTER.NET JOB LISTINGS" means the complete database of job listings submitted by third parties to Headhunter.net for distribution on the Headhunter.net Site.

         "HEADHUNTER.NET JOB POST TECHNOLOGY" means Headhunter.net's web page embedded software tool (currently called "EaseEPost") that allows an Employer to post an individual job listing (as opposed to batch listings) for distribution on the Headhunter.net Site. The term "Headhunter.net Job Post Technology" includes any Enhancements to such technology.

         "HEADHUNTER.NET RESUME SEARCH" means a Headhunter.net product or bundled product that provides Employers with search access to resumes for a fee.

         "HEADHUNTER.NET SITE" means the Headhunter.net Internet site that is currently located http://www.headhunter.net and any other Headhunter.net-branded Internet site mutually agreed upon by the parties. The term "Headhunter.net Site" includes any and all additional, substitution, mirror, derivative, or successor sites or URLs (including but not limited to http://www.careers.com) at which the site may be located during the Term of the Agreement; provided, however, that Headhunter.net must give Yahoo at least sixty (60) days' written notice in the event that it changes the name or URL of the Headhunter.net Site. The Headhunter.net Site excludes the Service Pages, but includes Headhunter.net Resume Search.

         "INTELLECTUAL PROPERTY RIGHTS" means any and all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, patents, copyrights, service marks, trademarks, know-how, or similar intellectual property rights, as well as any and all moral rights, rights of privacy, publicity and similar rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic.

         "INTERNET" means the worldwide collection of computers, networks, infrastructure, connections and devices, whether now know or later developed, that can access, connect to, communicate with, or transfer data to, from, through or by way of the worldwide collection of networks (including without limitation telephone, wireless and third party networks) that is commonly referred to as the "Internet."

         "JOB LISTINGS PAGES" means the pages of the Service described in
Section 1 of Exhibit C ("Service Specifications") under "Job Listings Pages" that (a) are created, hosted and maintained by Yahoo in the Yahoo "look and feel"; (b) are cobranded with the Yahoo Brand Features and Headhunter.net Brand Features; and (c) as of the Effective Date, look substantially similar to the mockups shown on Exhibits D-5 through D-9.

         "JOB POSTING PAGES" means pages of the Service that (a) enable an Employer to post a single job on the Headhunter.net Site and Yahoo Careers via the Headhunter.net Job Post Technology; (b) are hosted, created and maintained by Headhunter.net in the Headhunter.net "look and feel," but with Yahoo oversight and approval; (c) are linked from a jump page created, hosted and maintained by Yahoo, which jump page is linked from a "Post a Job" text link (or substantially similar link) on the Service Entry Page; (d) are branded with the Headhunter.net Brand Features; (e) contain no third party advertising; and (f) are intended to look substantially similar to the mockup shown on Exhibit D-10.

         "ONLINE CAREER FAIR" means an online recruiting event in which Employers can post a company profile and up to twenty-five jobs for which applicants apply online. Online Career Fairs will (a) be hosted by Headhunter.net, except for the Online Career Fair Jump Page, which will be hosted by Yahoo; and (b) be branded with the Headhunter.net Brand Features and Yahoo Brand Features. The Online Career Fairs are intended to look substantially similar to the mockups shown on Exhibit D.



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         "ONLINE CAREER FAIR JUMP PAGE" means the top page of each Online Career
Fair created, hosted and maintained by Yahoo in the Yahoo "look and feel". The Online Career Fair Jump Page is intended to look substantially similar to the mockups shown on Exhibit D-2.

         "RESTRICTED COMPANIES" means, collectively the general navigational guides or online services similar to Yahoo (including, but not limited to, those services operated by [*****] and their respective successors in interest.

         "SERVICE" means the co-branded, online job posting and listing services described in Exhibit C ("Service Specifications") provided by Headhunter.net and integrated into Yahoo Careers, including but not limited to the Yahoo Service Pages, Online Career Fairs and Job Posting Pages. In the event that Yahoo removes the job query entry field from the Service Entry Page per Exhibit C(1), the definition of "Service" shall not include the Service Entry Page.

         "SERVICE ENTRY PAGE" means the top page of Yahoo Careers. The Service Entry Page will be hosted, designed and maintained by Yahoo at its sole discretion. As of the Effective Date, the Service Entry Page looks substantially similar to the mockup shown on Exhibit D-1.

         "SERVICE LAUNCH DATE" means the day on which the Service becomes publicly available on the Yahoo Properties, excluding for beta or other testing.

         "TEASER CONTENT" means any portion of the Headhunter.net Content that
(a) is streamed from or reproduced on or within the Yahoo Properties; (b) consists of a small excerpt of the Headhunter.net Content (e.g, an Online Career Fair Employer logo or individual job listing) which does not change the meaning of the Headhunter.net Content; and (c) is directly associated, connected or linked to the Headhunter.net Content from which that Teaser Content was derived or links directly to the Yahoo Service Pages or a page of the Headhunter.net Site, as applicable.

         "TERM" means the term of this Agreement as specified in Section 11.1 below.

         [*****] means the total number of [*****] that [*****] or a particular [*****] as reported by Yahoo's internal measurement and reporting tools.

         "USER" means any individual or entity that uses the Service or Online Career Fairs for his, her, or its own personal or business purposes, or a Yahoo Resume User.

         "YAHOO BRAND FEATURES" means all trademarks, service marks, logos and other distinctive brand features owned by Yahoo that are used in or relate to a Yahoo Property, including, without limitation, the trademarks, service marks and logos described in Exhibit A.

         "YAHOO CAREERS" means that portion of the Yahoo Main Site, currently located at http://careers.yahoo.com, containing, among other things, various resources for job seekers, including job listings, resume posting to an on-line database, and career advice.

         "YAHOO MAIN SITE" means Yahoo's principal U.S. based directory to the World Wide Web currently located at http://www.yahoo.com.

         "YAHOO PROPERTIES" means any or all of Yahoo's or its Affiliates' worldwide properties, software, products, services, sites and pages, including, without limitation, those accessible in whole or in part through the Internet, whether presently existing or later developed, that are developed in whole or in part by or for Yahoo or its Affiliates.

         "YAHOO PRIVACY POLICY" means that privacy policy currently located at http://docs.yahoo.com/info/privacy/ (as may be amended by Yahoo from time to time).


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         "YAHOO RESUME" means a resume provided to Yahoo on the Yahoo Main Site by a Yahoo Resume User with user's express permission to make the resume searchable by third parties on the Yahoo Properties and third party Internet sites.

         "YAHOO RESUME USER" means the named contact provided to Yahoo with a Yahoo Resume.

         "YAHOO SERVICE PAGES" means the Job Listings Pages and the Online Career Fair Jump Page.

         "YAHOO USER DATA" means all data, other than Employer Data, provided to Yahoo or Headhunter.net by users of the Yahoo Properties and Service or otherwise relating to user activity on the Yahoo Properties and Service, including but not limited to (a) all data related to the Yahoo Resumes, including but not limited to information contained in the data entry fields completed by a Yahoo Resume User in conjunction with posting a Yahoo Resume (e.g., email address, level of education), resume contents, and all reporting statistics relating to Yahoo Resumes outlined in Exhibit G ("Reporting Data"); and (b) the data provided by Yahoo to Headhunter.net under Section 3.4 ("Reporting Information").

SECTION 2:  GRANT OF LICENSES.


2.1 Grant of License by Headhunter.net. Subject to the terms and conditions of this Agreement, Headhunter.net hereby grants to Yahoo:

         (a) Headhunter.net Content. A non-exclusive, worldwide, fully paid up, royalty free right and license to use, copy, encode, store, archive, distribute, transmit, modify, translate, create Teaser Content, render into an audible format, publicly display and publicly perform the Headhunter.net Content in whole or in part via any means, including, without limitation, the Internet, in connection with any Yahoo Property. Yahoo's and its Affiliates' license to modify the Headhunter.net Content is limited to modifying the Headhunter.net Content to fit the format and the look-and-feel of the Yahoo Properties. In addition, Yahoo may, at its sole discretion, choose which data fields included in each Headhunter.net Job Listing that it wishes to display on each page of the Yahoo Properties.

         (b) Headhunter.net Brand Features. A non-exclusive, worldwide, fully paid up, royalty free right and license to use, copy, encode, store, archive, distribute, transmit, render into an audible format, publicly display and publicly perform the Headhunter.net Brand Features: (1) in connection with the presentation of the Headhunter.net Content on the Yahoo Properties; and (2) in connection with the marketing and promotion of the Yahoo Properties.

         (c) Sublicensing Rights. The right to sublicense the rights and licenses set forth in Sections 2.1(a) and 2.1(b) to its Affiliates and in connection with any mirror site, derivative site, or distribution arrangement concerning any Yahoo Property, including without limitation co-branded versions of any Yahoo Property. All sublicenses granted under this Section 2.1(c) will be subject to the same restrictions that apply to Yahoo with respect to the use of the Headhunter.net Content and the Headhunter.net Brand Features.

2.2 Grant of Licenses by Yahoo. Subject to the terms and conditions of this Agreement, Yahoo hereby grants to Headhunter.net:

         (a) Yahoo Resumes. A non-exclusive, worldwide, fully paid up, royalty free right and license to use, copy, encode, store, archive, distribute, transmit, modify and publicly display the Yahoo Resumes on the Headhunter.net Site (either bundled with or unbundled from resumes submitted directly to Headhunter.net, but only as part of a fee-based Headhunter.net Resume Search service). Headhunter may not sublicense this right to any third party. Headhunter.net's license to modify the Yahoo Resumes is limited to modifying the Yahoo Resume to fit the format and the look-and-feel of the Headhunter.net Site. Notwithstanding the foregoing, Headhunter.net may include non-personally identifiable information specific to Yahoo Resumes (e.g., job title) on a Headhunter.net Resume Search summary page (i.e., showing titles of resumes only, and not the full Yahoo Resume) to non-paying Headhunter.net Resume Search customers, but in no event will provide the full Yahoo Resume or any personally-identifiable information to non-paying customers.


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         (b)      Yahoo User Data. A non-exclusive, worldwide, fully paid up, royalty free right and license to use Yahoo User Data internally only as necessary to perform Headhunter.net's obligations under this Agreement. This license does not give Headhunter.net any other rights to use, reproduce, transmit, sell, distribute, or transfer Yahoo User Data, and Headhunter.net does not have any right to sublicense its rights under this Section 2.2(b). Headhunter.net agrees that its license to the Yahoo User Data shall expire at the end of the Term (subject to the grace period specified in Section 11.4 ("Effect of Termination")), or upon Yahoo's written notice of Headhunter.net's material breach of Section 13, which breach is not cured within five (5) Business Days. Subject to Section 11.4 ("Effect of Termination"), upon expiration or termination of the license, Headhunter.net agrees not to use the Yahoo User Data for any purpose and to remove all copies of the Yahoo User Data from its databases and records.

         (c) Yahoo Brand Features. A non-exclusive, worldwide, fully paid up, royalty free right and license to use, copy, encode, store, archive, distribute, transmit, and publicly display the Yahoo Brand Features identified on Exhibit A to indicate the location of the Yahoo graphic link as further contemplated in Section 4.9 ("Links"); and (b) as necessary to perform any branding obligations regarding the Online Career Fairs as described in Section
4.4 ("Online Career Fairs"). All uses of the Yahoo Brand Features hereunder must be in accordance with the Yahoo Brand Features Usage Guidelines attached as Exhibit E.

2.3 Limited License. Each party will cooperate with the other party in facilitating the other party's monitoring of the use of such other party's brand features (the "Trademarks") including, but not limited to, providing specimens of the use of the Trademarks upon the Trademark owner's reasonable request. Nothing herein shall grant either party any right, title or interest in the other party's Trademarks. Each party understands and agrees that all use and goodwill associated with the other party's Trademarks will inure to the benefit of such other party. Upon termination or expiration of this Agreement, each party will cease to use the other party's Trademarks. Each party shall have the right to immediately suspend the other party's use of its Trademarks, upon written notice to the Trademark owner, if such usage is inconsistent with the terms of this Agreement.

2.4 No Other Licenses. No licenses are granted by either party except for those expressly set forth in this Section 2, and all rights and licenses not expressly granted in this Section 2 are reserved by the parties. Nothing in the Agreement restricts, or should be deemed to restrict, either party's right to exercise any rights or licenses received from any third parties, or to grant other or similar rights or licenses to any third parties.

SECTION 3:  YAHOO'S RESPONSIBILITIES.

3.1      Yahoo Service Pages Hosting and Design.

         (a) Executive Producer. Headhunter.net acknowledges and agrees that Yahoo is, and will at all times continue to be, the "executive producer" of Yahoo Careers, including but not limited to the Yahoo Service Pages, and will, in addition to any responsibilities that may be set forth in Exhibit C ("Service Specifications"), control the hosting, maintenance, design, look-and-feel, and layout of all Yahoo Service Pages. In addition, subject to Section 7 ("Limited Exclusivity" below) Yahoo will have the sole discretion over all aspects of Yahoo Careers and career-related content on the Yahoo Properties (e.g., "careers" modules on My Yahoo!, and "careers" alerts on Yahoo! Alerts), and may post other third party content on Yahoo Careers, such as company profiles, salary wizard, resume writing tips, etc. Throughout the Term, Yahoo may, at any time, redesign or modify the organization, structure, specifications, arrangement, format, "look and feel," navigation, guidelines and/or other elements of the Yahoo Properties, including but not limited to the Yahoo Service Pages, in its sole discretion, and will have final approval rights over all aspects of the Service, including but not limited to the Job Posting Pages and any changes to the Job Posting Pages. It is expressly understood that Yahoo may promote and/or link to other areas of the Yahoo Properties from the Yahoo Service Pages and Job Posting Pages.

         (b)      Yahoo Obligations. Notwithstanding anything to the contrary in
Section 3.1(a), Yahoo agrees to cobrand each Yahoo Service Page with the Yahoo Brand Features and Headhunter.net Brand Features. Headhunter.net branding on the Yahoo Service Pages will be above the fold on the same line as


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the Yahoo branding. In addition, Yahoo agrees to include a "job query" input box for searching the Headhunter.net Job Listings ("Query Box") either on the Service Entry Page or on a page directly linked to the Service Entry Page, and will place such Query Box in a prominent location (e.g., middle of the page) above the fold. Yahoo agrees that the Yahoo Service Pages will account for no less than [*****] percent ([*****]%) of overall Page Views on Yahoo Careers in any given quarter. In the event the amount falls below [*****] percent ([*****]%), Yahoo will use [*****] efforts to redesign Yahoo Careers as necessary to increase the amount to the [*****]% threshold. "Page View" means a user's request for a page on Yahoo Careers as solely measured by Yahoo's advertising reporting system.

3.2 Service/Online Career Fair Promotion. Yahoo will promote the Service during the Term through fixed links on areas of the Yahoo Properties selected in Yahoo's sole discretion, to include at a minimum links to the Service from the Service Entry Page. In addition, Yahoo will (a) allocate [*****] dollars (US$[*****]) of inventory for "house ads" (i.e., ads created by Yahoo and placed on the Yahoo Properties to promote a Yahoo Property) specifically for the promotion on the Yahoo Properties of Yahoo Careers during the Term, and (b) provide mutually-agreed to advertising for, and links to, the Online Career Fair Jump Pages, [*****] to Headhunter.net, on Yahoo Careers (subject to Yahoo's standard terms and conditions for advertising). Yahoo may promote the Service, Online Career Fairs and Yahoo Careers in any other manner at its sole discretion. Notwithstanding the foregoing, subject to Headhunter.net's obligation to provide such Online Career Fairs to Yahoo under Section 4.4 ("Online Career Fairs") below. Yahoo agrees that it will post an Online Career Fair Jump Page for at least twelve (12) Online Career Fairs during each year of the Term, and at least three (3) Online Career Fairs in every three (3) month period.

3.3 Limited Exceptions to Posting Obligation. Yahoo shall have no obligation, express or implied, to post or otherwise include in any Yahoo Property any portion of the Headhunter.net Content (or include any links on the Yahoo Properties to the Headhunter.net Site, Headhunter.net Job Posting Pages or Online Career Fairs) if, in Yahoo's reasonable judgment, such content (or content linked from the Yahoo Properties) (a) presents any technical problems or difficulties, (b) violates any law, regulation or order, or gives rise to civil or criminal liability for Yahoo; or (c) does not meet the standards set forth in Exhibit C ("Service Specifications"). In addition, Yahoo will not be required to display an Online Career Fair Jump Page for every Online Career Fair hosted by Headhunter.net, but may choose which Online Career Fairs to promote at its sole discretion, provided, however, that Yahoo complies with the minimum posting obligations set forth in Section 3.2.

3.4 Reporting Information. Yahoo shall provide Headhunter.net with a monthly data feed of the non-personally identifiable information identified on Exhibit G ("Reporting Data") with respect to the previous month. Such information will be deemed "Confidential Information" (as defined in the Mutual Non-Disclosure Agreement dated January 23, 2001), regardless of whether the information is labeled confidential or proprietary, and may only be disclosed by Headhunter.net to third parties in aggregate form (i.e., combined with other data such that Yahoo's, its Affiliates, its Web sites, or its users' identities are not traceable), and only with prior review and approval of Yahoo.

3.5 Advertising Rights. Yahoo will have the sole right to sell or otherwise dispose of, and will retain all revenue generated from, Advertising Rights for the Yahoo Properties (including but not limited to the Online Career Fair Jump Page and the Yahoo Service Pages). The parties agree that the Job Posting Pages will contain no third party advertisements. The parties will use good faith efforts to execute, within thirty (30) days following the Effective Date, an agreement containing terms and conditions regarding Headhunter.net's ability to refer Employer advertisers to Yahoo for placement on Yahoo Careers as "featured employers," or for other advertising placements on Yahoo Careers, in exchange for a share of the revenue generated by such sales.

3.6      [*****]

         (a) [*****]. Yahoo will provide [*****] on Yahoo Careers during the [*****] of the Term, and [*****] in the [*****] of the Term. In the event that Yahoo fails to deliver the number of total [*****] specified in this Agreement for [*****] of the Term, the sole liability of Yahoo to Headhunter.net will be limited to, at Yahoo's sole discretion, (a) extending the Term until Yahoo's obligations have been satisfied


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with respect to the total [*****] owed hereunder; or (b) provide Headhunter.net the remaining amount of [*****] in the form of [*****] A [*****] shall mean a [*****], as solely measured by Yahoo's advertising reporting system. For clarity, in the event Yahoo fails to deliver the number of total [*****] for the [*****] of the Term, Yahoo's "make good" obligation for such [*****] period will not begin until the end of [*****] of the Term, and will be combined with Yahoo's make good obligations, if any, for the [*****] of the Term. [*****] delivered to Headhunter.net above the guaranteed minimum in the [*****] will be credited against the guaranteed minimum owed in the [*****]. When, at anytime during the Term, the total [*****] guarantee has been reached, Headhunter.net will pay for [*****]on a [*****] basis per Section 6.3 ("Additional [*****]) below.

         (b) Audit. Headhunter.net acknowledges and agrees that the [*****] statistics provided by Yahoo are the official, definitive measurements of Yahoo's performance on [*****] delivery obligations. The processes and technology used to generate such statistics have been certified and audited by the Audit Bureau of Circulations (ABC Interactive). In addition, Ernst & Young, LLP has reviewed and examined the effectiveness of Yahoo's controls over its advertising measurement and reporting functions and the use of standard methodologies and metrics as defined by the Internet Advertising Bureau (IAB) ("E&Y Opinion). Licensor shall have access to the E&Y Opinion currently located at https://processcertify.ey.com/yahoo/attestation.html. No other measurements or [*****] statistics (including those of Headhunter.net or any third party) will be applicable to this Agreement. Notwithstanding the foregoing, at the end of the Term, in the event that Headhunter.net, in its reasonable discretion, suspects an error in Yahoo's accounting regarding [*****] statistics, Headhunter.net shall have the right, upon reasonable notice and at its own expense, to have a Yahoo-approved certified independent accountant inspect and audit such books and records of Yahoo that are relevant to the [*****] statistics provided to Headhunter.net. In the event that any such audit shall reveal an underreporting of more than [*****] percent ([*****]%) of [*****] over the Term, Yahoo will reimburse Headhunter.net for the reasonable cost of such audit.

3.7 Yahoo Resumes. On or before [*****], Yahoo will deliver to Headhunter.net all Yahoo Resumes and associated Yahoo Resume User contact information (i.e., those resumes and resume contact information for which Yahoo has previously received the Yahoo Resume User's express permission to provide to third parties) in its possession. In addition, Yahoo will deliver to Headhunter.net a daily, incremental feed of all Yahoo Resumes submitted on Yahoo Careers, to enable Headhunter.net to incorporate the Yahoo Resumes into the greater Headhunter.net Resume Search database, subject to Sections 4.3 ("Headhunter.net Resume Search") and Section 13 ("User Data"). Over the Term, but no earlier than two (2) weeks following the Effective Date, Yahoo agrees to use [*****] efforts to incorporate any mutually-agreeable resume data entry fields requested by Headhunter.net (subject to Yahoo privacy standards) into its Yahoo Resume submission tool, such that Yahoo Resumes submitted to Headhunter.net include standardized Headhunter.net Resume Search data fields.

SECTION 4:  HEADHUNTER.NET'S RESPONSIBILITIES.

4.1. Headhunter.net Content. Headhunter.net will provide Yahoo with all the Headhunter.net Content available on the Headhunter.net Site (including but not limited to specifications for desired data entry fields for Yahoo Resume submission) on or before the Effective Date, and will provide updated feeds of the Headhunter.net Content to Yahoo, and any Enhancements, to Yahoo two times each day in accordance with the data requirements, functionality specifications, and performance criteria specified on Exhibit C ("Service Specifications") and Exhibit H ("Yahoo Data Exchange Requirements"). Headhunter.net will ensure that Yahoo receives the most comprehensive and current Headhunter.net Content as that included on the Headhunter.net Site at any given time during the Term. In addition, within sixty (60) days following Yahoo's request based on User demand, Headhunter.net agrees to translate the Headhunter.net Job Listings into any foreign language requested by Yahoo.

4.2 Job Posting Pages. Headhunter.net will be responsible for the hosting and maintenance of the Job Posting Pages; provided, however, that Yahoo will have final approval rights over the Job Posting Pages and any changes to the Job Posting Pages, and may include links on the Job Posting Pages to the Yahoo


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Properties at its sole discretion. Headhunter.net will ensure that all Employers are clearly notified on the Job Posting Pages, and in any other instance that an Employer provides a job to Headhunter.net, that their job listings will be made available on the Yahoo Properties and other third party sites. Headhunter.net will work with Yahoo to create a co-branded page hosted by Yahoo directing Yahoo customers to post batch listings with Headhunter.net. Such page will link from an area of Yahoo Careers specified by Yahoo, and will contain a 1-800 number and e-mail address for a dedicated Yahoo sales contact (as specified in Section 4.7 ("Customer Service/Support") below), as well as a link to a Headhunter.net privacy policy that conforms with the Yahoo Privacy Policy.

4.3 Headhunter.net Resume Search. Headhunter.net agrees that it will make all Yahoo Resumes provided to it during the Term available to paying Employer customers only without additional charge to the Yahoo Resume User or Yahoo, and will promptly notify its Headhunter.net Resume Search customers (via a Yahoo-approved notice) that it has augmented its resume offerings with the Yahoo Resumes. Headhunter.net will simultaneously update all Yahoo Resumes included in Headhunter.net Resume Search with each new Yahoo Resumes feed to Headhunter.net. Headhunter.net must not make the Yahoo Resumes available to non-paying customers, but may include non-personally identifiable information specific to Yahoo Resumes (e.g., resume title) on a Headhunter.net Resume Search summary page (i.e., showing titles of resumes only, and not the full Yahoo Resume). In no event will Headhunter.net provide the full Yahoo Resume or any personally-identifiable information to non-paying customers. Headhunter.net will ensure that all Yahoo Resume listings in response to a Headhunter.net Resume Search include mutually-agreeable Yahoo branding to indicate the origination of the Yahoo Resume (see Exhibit D-4). In addition, Headhunter.net will ensure that Employers who reply to Yahoo Resume Users use a mandatory e-mail "reply" template that indicates to the Yahoo Resume User that the Employer received his or her Yahoo Resume, as originally submitted via Yahoo Careers, on the Headhunter.net Site. Neither Headhunter.net nor its resellers or agents may initiate direct online or offline contact with any Yahoo Resume User.

4.4 Online Career Fairs. Headhunter.net will host and maintain the Online Career Fairs (excluding the Online Career Fair Jump Page, which will be hosted and maintained by Yahoo), which shall be prominently co-branded with the Yahoo Brand Features, and will manage the sales, support and overall marketing for the Headhunter.net Online Career Fairs. Headhunter agrees that it will hold at least twelve (12) Online Career Fairs during each year of the Term, and at least three
(3) Online Career Fairs in every three (3) month period.

4.5 Service Specifications. Headhunter.net shall design and operate the Service during the Term in accordance with Exhibit C ("Service Specifications") and will generally maintain, at its own cost, servers and other equipment adequate to support its obligations under this Agreement.

4.6 Security. Headhunter.net agrees to comply with the security standards as set forth in Section IV in Exhibit C ("Service Specifications"). If at any time Headhunter.net becomes aware of a deficiency in Headhunter.net's security, Headhunter.net will notify Yahoo as soon as possible. If Headhunter.net fails to conform its operation of the Headhunter.net Site and Job Posting Pages to its stated security policies and procedures or fails to remedy a material deficiency in its security, such act or inaction may be considered a material breach of this Agreement, subject to termination by Yahoo pursuant to Section 11.2 ("Termination for Cause"). Headhunter.net agrees to make best efforts to complete a third-party audit of its security operations performed prior to the [*****], by a national and reputable audit firm, and will make the summary audit available for Yahoo's review. Alternatively, Headhunter.net may provide Yahoo with the results of a third-party audit of its security operations performed in [*****] 2000, by a national and reputable audit firm, for its review; provided, however, that in the event Yahoo is unsatisfied with the results, at its sole discretion, Headhunter.net must undergo a new audit by [*****]. In addition, Headhunter.net will complete a second audit, at Yahoo's request and at Yahoo's expense, during the Term. In the event Headhunter.net makes any material hardware, software or system changes to the Headhunter.net Site or the Job Posting Pages and/or its security procedures during the Term, Headhunter.net agrees to complete a second audit at its expense. Such audits will include all standards included in Section IV of Exhibit C.

4.7 Customer Service/Support. Headhunter.net will support, via the Headhunter.net Job Post Technology, the ability for Employers to enter a single job listing on the Job Posting Pages via a secure credit card transaction, and will confirm each completed job posting submission by an Employer with a


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confirmation page served immediately upon submission of the job posting request, as well as a mutually-agreeable, co-branded confirmation e-mail (which references the Job Posting Pages) within twenty-four (24) hours following the submission of the job posting request. Headhunter.net will be responsible for all customer service for the Job Posting Pages, Headhunter.net Resume Search and Online Career Fairs in accordance with the "Yahoo Customer Care Service Level Guidelines" attached hereto as Exhibit F, and will provide Yahoo's Customer Care Department with password-protected access to all Yahoo Resumes included on Headhunter.net Resume Search. During the Term, Headhunter.net will appoint a managerial or higher-level sales contact dedicated to Headhunter.net job posting/resume search product sales support for Yahoo and Yahoo-referred customers, and will post an e-mail link and 1-800 number for Headhunter.net customer service on all Job Posting Pages.

4.8 Billing. At no expense to Yahoo, Headhunter.net will be solely responsible for all billing activities related to the Headhunter.net Site (including but not limited to the Headhunter.net Resume Search and Online Career Fairs), and the Job Posting Pages, including but not limited to billing, payment processing, and collections. Headhunter.net agrees that it will fully and prominently disclose on any such product pages any special conditions on the service or products located on such pages. Headhunter will ensure that all Headhunter.net services provided through the Job Posting Pages are offered to customers on [*****] terms, including pricing and support terms, than those generally provided by Headhunter.net to its [*****] on the Headhunter.net Site. Under no circumstances shall Headhunter.net (a) charge any Employer an additional fee to post the Employer's job listing on the Yahoo Properties; (b) charge a Yahoo Resume User an additional fee to make his/her Yahoo Resume searchable on Headhunter.net Resume Search; or (c) charge Yahoo or any Affiliate a fee to post its own, internal job listings (i.e., for positions open at Yahoo or an Affiliate) via Headhunter.net.

4.9 Links. Headhunter.net will place and maintain a Yahoo graphic link on all Job Posting Pages and Online Career Fair pages, and on all pages of the Headhunter.net Site that Users reach by clicking-through directly from the Yahoo Properties. Such Yahoo graphic link will (a) be placed in a manner mutually approved by Yahoo and Headhunter.net; (b) contain the Yahoo name and logo exactly as provided by Yahoo; (c) no smaller than [*****] ([*****]) pixels wide by [*****] ([*****]) pixels high; and (d) directly link the User back to a page on the Yahoo Properties designated by Yahoo without spawning intervening windows, redirects, or web pages. In no event may Headhunter.net include any intervening windows, redirects or web pages (e.g., "pop-up ads") on the Service or Headhunter.net Resume Search.

4.10 Exclusion of Restricted Companies on Headhunter.net-hosted Sites. Headhunter.net will ensure that the following pages will not contain graphics, hyperlinks, banner ads, offers, or similar material or promotions for any Restricted Company, or automatically spawn other pop-up windows or redirects to graphics, hyperlinks, banner ads, offers, or similar material or promotions for a Restricted Company: (a) any page of the [*****]; (b) any page of the [*****] (except as agreed-to by Yahoo in writing), or (c) any page of the Headhunter.net Site that Users reach by [*****]. The foregoing restriction shall not apply to Restricted Company job listings posted by a Restricted Company via Headhunter.net products.

4.11 Reporting Information. Headhunter.net shall provide Yahoo with password-protected access to the search statistics set forth on Exhibit G ("Reporting Data"), to appear in a mutually-agreeable format. In addition, each month Headhunter.net will provide Yahoo with a report containing the data provided by Yahoo to Headhunter.net pursuant to Section 3.4 ("Reporting Information") above.

4.12 Liquidated Damages. In the event that Headhunter.net fails to meet, in a material way, any of the Service standards set forth in Sections 4.1 ("Headhunter.net Content") to 4.11 ("Reporting Information") above, then Yahoo will receive liquidated damages equal to the following amounts, beginning upon written notice of the failure to Headhunter.net, which failure is not cured within [*****] Business Days from notice:

         1-3 days: $[*****] per day
         4-6 days: $[*****] per day
         7-8 days: $[*****] per day
         Each day over 8 days: $[*****] plus $[*****] per day


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Headhunter.net must make such payment with the subsequent quarterly payment due.
In addition, any failure to adhere to such standards will be considered a material breach of this Agreement subject to termination by Yahoo pursuant to
Section 11.2 ("Termination for Cause").

SECTION 5: DEVELOPMENT OF SERVICE; ENHANCEMENTS.

5.1 Development of Service. Headhunter.net will devote all engineering resources necessary for Yahoo to achieve the Service Launch Date by midnight March 6, 2001, and will provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, encoding, transmission and maintenance of the Headhunter.net Content, as Yahoo may reasonably request. The Service will be publicly launched only upon Yahoo's final approval of Service test results. Following the Service Launch Date, Headhunter.net will, at no cost to Yahoo, (a) provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the Headhunter.net Content, and with regard to all other aspects of the Service; and (b) make engineers available to Yahoo as necessary to work through and correct bugs and to collaborate on Enhancements and functional adjustments and improvements per Section 5.2 below. Headhunter.net must resolve technical issues within [*****] ([*****]) hours of first contact to the following emergency contact (or successor): techoncall@headhunter.net. Headhunter.net shall immediately notify Yahoo with the name of any successor emergency contact.

5.2 Enhancements and Competitiveness. Headhunter.net will inform Yahoo of any Enhancements that Headhunter.net makes to the Headhunter.net Content and Headhunter.net Job Post Technology on the Headhunter.net Site or provides to third parties. Headhunter.net will not incorporate any Yahoo intellectual property into any Enhancements. To the extent that Enhancements are developed and are approved of for use as part of the Service by Yahoo, Headhunter.net will make each Enhancement available to Yahoo at no charge immediately, and in any event, no later than such approved Enhancement is made available by Headhunter.net to any third party. Headhunter.net will commit reasonable engineering resources, as well as provide Yahoo with release notes detailing the changes reflected in any Enhancement, to ensure that such Enhancement is successfully integrated into the Service. Development of Enhancements for the Service in no way confers upon Headhunter.net any right, title, or interest in the Yahoo Properties, Yahoo Brand Features, Yahoo look and feel, or any other Yahoo intellectual property or revenue.

SECTION 6: FEES & REVENUE SHARE.

6.1 Resume Fee. In consideration of Yahoo's exclusive provision to Headhunter.net of the Yahoo Resumes per Section 7.2 ("Yahoo Resumes"), Headhunter.net will pay to Yahoo a non-refundable, non-creditable fee of Five Hundred Thousand Dollars (US$500,000) (the "Resume Fee"). Headhunter.net must pay such fee no later than [*****], but in no event no sooner than [*****] Yahoo represents and warrants that as of the date Yahoo provides the Yahoo Resumes to Headhunter.net on an exclusive basis, Yahoo will [*****] of a [*****] to provide [*****] to end customers to the Yahoo Resumes.

6.2 Slotting Fee. In consideration of Yahoo's performance and obligations set forth in this Agreement, Headhunter.net will pay Yahoo a total non-refundable, non-creditable slotting fee equal to Twenty Five Millions Dollars ($25,000,000) (the "Slotting Fee") [*****], payable in accordance with the Payment Schedule set forth as Exhibit B ("Payment Schedule"). [*****] of the first Slotting Fee payment shall be designated as a non-refundable, non-creditable set-up fee for Yahoo's integration of the Headhunter.net Content into the Yahoo Service Pages hereunder.

6.3 Additional [*****]. For each [*****] delivered by Yahoo beyond the guaranteed minimums set forth in Section 3.6 ("[*****]"), Headhunter.net will pay Yahoo [*****] per [*****]. Headhunter.net will make such payments to Yahoo monthly (beginning a month after the date the minimum [*****] threshold has been reached for the Term), per an invoice to be provided by Yahoo.

6.4 [*****] Fee. Headhunter.net will pay Yahoo a non-refundable, non-creditable amount of One Million Six Hundred Eighty-Seven Thousand Five Hundred Dollars (US $1,687,500) in the event that


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Yahoo delivers [*****] or more [*****] to Headhunter.net during the Term. Such payment shall be payable by Headhunter.net in equal quarterly payments during the Term, with the first payment due within thirty (30) days of the date Yahoo delivers the [*****] to Headhunter.net, and any balance outstanding due immediately upon any expiration or termination of this Agreement. In addition, for each additional [*****] provided to Headhunter.net during the Term, Headhunter.net will pay to Yahoo an additional non-refundable, non-creditable amount of Five Hundred Thousand Dollars ($500,000) within thirty (30) days of such date (if any) that Yahoo delivers to Headhunter.net the additional [*****]; provided, however, that in the event Yahoo delivers an additional [*****] in the last six (6) months of the Term, the payment will be as follows: (1) if received by Headhunter.net in the [*****] before the end of the Term, Three Hundred Fifty Thousand Dollars ($350,000); (2) if received by Headhunter.net in the [*****] before the end of the Term, Two Hundred Fifty Thousand Dollars ($250,000); and
(3) if received by Headhunter.net in the [*****] before the end of the term, One Hundred Thousand Dollars ($100,000). A [*****] is [*****] if the data entered by a [*****]. In the event that the percentage of [*****] to all [*****] to Headhunter.net in any month period is less than [*****] percent ([*****]%), Yahoo shall have the right to (a) request an audit, per Section 6.9 below, of Headhunter.net records related to its determination of [*****]; and (b) designate, in its reasonable discretion, new threshold requirements to those set forth in this Section 6.4. Headhunter.net agrees to provide Yahoo with a monthly report of total [*****] received from Yahoo, in a mutually-agreed upon format.

6.5 Job Posting Pages Revenue Share. Headhunter.net will pay Yahoo [*****] percent ([*****]%) of net revenue (i.e., gross revenue minus credit card fees and credits) received by Headhunter.net, for any single job-posting (non-batch) or resume search access services offered on the Headhunter.net Site or Job Posting Pages, from any Yahoo-originated Customer (as defined below). However, in the event that Yahoo-originated Customers generate, in total, more than [*****] or more Headhunter.net Job Listings (via single-listing (non-batch) services) per day on average during any quarter, Headhunter.net will pay Yahoo [*****] percent ([*****]%) of net revenue for such quarter. A Yahoo-originated Customer is defined as any User who clicks over to the Job Posting Pages from the Yahoo Properties, or calls Headhunter.net, based on a sales contact number provided on the Yahoo Service Pages, regarding single-job posting services (in which case Headhunter.net will direct the User to the Job Posting Pages). For clarity, such User will always be treated as a Yahoo-originated Customer during the Term regardless of whether it purchases single-job posting products via the Job Posting Pages, or directly through the Headhunter.net Site. Headhunter.net will take all steps necessary to accurately track Yahoo-originated Customers as originating from the Yahoo Properties and to track each such Yahoo-originated Customer's single-job submissions to the Job Posting Pages or the Headhunter.net Site. At a minimum Headhunter.net will tag each Yahoo-originated Customer with a unique identifier that is tracked to the Yahoo-originated Customer's account. All such identifying information must be treated by Headhunter.net in accordance with Section 13 ("User Data").

6.6 Online Career Fair Revenue Share. Headhunter.net will pay Yahoo [*****] percent ([*****]%) of net revenue (i.e., gross revenue minus agency fees and credits) received by Headhunter.net for any other revenue (including but not limited to Employer participation, promotions and advertising) specific to each Online Career Fair (including the Online Career Fair component of a bundled product). The foregoing does not affect Yahoo's right to retain Advertising Rights to the Online Career Fair Jump Page per Section 3.5 ("Advertising Rights").

6.7 Payment Terms. The payments due to Yahoo under this Agreement will be made by Headhunter.net via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth in Section 6.8 below. Unless otherwise specified above, Headhunter.net will pay to Yahoo all such amounts within thirty
(30) days following the calendar quarter in which received by Headhunter.net, where applicable. Amounts not paid on or before each due date will bear interest at the rate of one and a half percent (1 1/2%) per month (or the maximum interest permitted by law, if less), from due date until paid. Notwithstanding the foregoing, any failure by Headhunter.net to make payments hereunder will constitute a material breach of this Agreement, subject to termination by Yahoo pursuant to Section 11.2 ("Termination


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for Cause"). In addition, in the event that Headhunter.net fails to pay, by the
[*****] due date, the [*****] Slotting Fee payment referenced in Exhibit B ("Payment Schedule"), Yahoo will have the right to collect from Headhunter.net an additional [*****] Dollar ($[*****]) penalty fee. Headhunter.net will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo in collecting any overdue payments. All revenue share payments shall be accompanied by a report that describes in detail the total amount of payments received by Headhunter.net from sales of the applicable service, less credits and credit card chargebacks deducted from the invoiced amount, and the calculation of revenue share payments to Yahoo, as applicable.

6.8      Wire Transfer Instructions.

Yahoo's Bank Information:

[*****]

6.9 Audit. Headhunter.net shall keep and maintain complete and accurate accounting and sales books and records in accordance with generally accepted methods of accounting for all transactions relevant to Section 6.5 ("Job Posting Pages Revenue Share") through 6.6 ("Online Career Fair Revenue Share"), and regarding its determination of [*****] (as defined in Section 6.4) for six (6) months after the last payment is due under this Agreement. Yahoo shall have the right, upon reasonable notice and at its own expense, no more than once per year, to have a certified independent accountant inspect and audit such books and records that are relevant to the payments set out in such sections (and those books and records of any affiliate and subsidiary of the Headhunter.net that may be relevant to such payments), provided that in the event that any audit shall reveal an underpayment of more than [*****] percent ([*****]%) of the amounts due to Yahoo for any calendar quarter, Headhunter.net will reimburse Yahoo for the reasonable cost of such audit. Headhunter.net will pay Yahoo the amount of any underpayment within fourteen (14) days following completion of the audit, along with interest for the period from the original due date to the actual payment date thereon calculated at the lesser rate of (i) one and one-half percent 1.5% per month or (ii) the maximum amount allowed by law.

SECTION 7: LIMITED EXCLUSIVITY.

7.1 Job Listings. Beginning two (2) weeks following the Effective Date and throughout the Term of the Agreement, Headhunter.net will be Yahoo's exclusive provider of job listings on Yahoo Careers.


7.2 Yahoo Resumes. Headhunter.net understands and acknowledges that Yahoo has a[*****] for making Yahoo Resumes available to Employers [*****]. However, [*****], Yahoo agrees to use Headhunter.net as its exclusive third party "reseller" (e.g., a third party who makes Yahoo Resumes available to Employers) of Yahoo Resumes.

7.3 Advertising. During the Term, Yahoo shall not place advertisements for any Headhunter.net Competitor on [*****]. This restriction does not apply to (a) [*****]; (b) advertisements for [*****] placed on Yahoo Careers prior to March 18, 2001; or (c) [*****].

7.4 Online Career Fairs. Headhunter.net will be the exclusive provider of Online Career Fairs linked from, or provided on, Yahoo Careers.

7.5 Termination of Exclusivity. In order to retain or receive the exclusivities set forth in this Section 7, Headhunter.net must remain in compliance with the material terms and conditions of the Agreement, and meet the following additional criteria throughout the Term: (a) the products offered by Headhunter.net on the Headhunter.net Site and Job Posting Pages must be [*****];
(b) Headhunter.net must be one of the top


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[*****] sites for the on-line posting of jobs and searching of resumes (as determined, to the extent practical, over a reasonable period of time, by an independent, qualified and industry-recognized third party (e.g., Media Metrix) based on the quantity and quality of customers and product offerings); and (c) the number of Headhunter.net Job Listings provided by Headhunter.net to Yahoo in any [*****] for a particular Demographic Area or job category (e.g., IT or health care) must equal at least [*****] percent ([*****]%) of the average daily number of listings carried by [*****] for such Demographic Area or job category. In the event of a deficiency under subsection (c), which is not cured by Headhunter.net within thirty (30) days of Yahoo's written notice, Yahoo may [*****]. In addition, Yahoo may, at its sole discretion, terminate Headhunter.net's exclusivities under this Section, rather than terminating the entire Agreement, in the event that Headhunter.net is in breach of any of its payment obligations hereunder, which breach is not cured within ten (10) days, or is in material breach of the Agreement in general, which breach is not cured within thirty (30) days.

7.6 Existing Yahoo Customers. Headhunter.net acknowledges and agrees that Yahoo may refer its current third party job posting aggregators to Headhunter.net, and that Headhunter.net will provide job posting services directly to such third parties under at least the same terms and pricing offered by Headhunter.net to other third parties. In addition, Headhunter.net agrees that Yahoo may continue to post, until the end of the original posting period, any "single-post" job listings posted on Yahoo Careers prior to the Effective Date, free of any obligation to Headhunter.net.

7.7 Limitations. The exclusivities in this Section 7 do not preclude Yahoo from (a) entering into an advertising relationship with any third party except as expressly stated in Section 7.3; (b) [*****]; (c) [*****]; (d) including Yahoo's or its Affiliates own internal company job listings on the Yahoo Properties, or linking to such listings from anywhere on Yahoo Careers; (e) [*****]; or (f) otherwise conducting its normal course of business with any third party on any Yahoo Property other than Yahoo Careers. For clarity, Yahoo agrees that a Featured Employer advertisement on Yahoo Careers will never link directly to the Featured Employer's Internet site.

SECTION 8: REPRESENTATIONS AND WARRANTIES.

8.1 Headhunter.net Commitments for Headhunter.net Services. Headhunter.net understands and acknowledges that the quality and consistency of the Service will affect the quality of the Yahoo Brand Features. Accordingly, Headhunter.net agrees to meet all of the specifications set forth in this Agreement regarding the Service. Without limitation, failure by Headhunter.net to meet the criteria for any of these responsibilities will constitute a material breach of this Agreement, subject to termination by Yahoo in accordance with Section 11.2 ("Termination for Cause").

8.2 Headhunter.net Commitment to Provide Headhunter.net Services That Are at Least Equal to Services at Its Own Web Site or in Support of Others. To the extent that Headhunter.net provides services on the Headhunter.net Site that are similar to any of the Services called for under this Agreement, Headhunter.net agrees to provide a level of service for Yahoo that is of the same or better quality as the service it provides in support of the Headhunter.net Site. If Headhunter.net's services for its own or others' web sites improve beyond the minimum levels described in this Agreement, Headhunter.net will provide the same or a better level of service for Yahoo. Without limitation, failure by Headhunter.net to substantially comply with this obligation will constitute a material breach of this Agreement, subject to termination by Yahoo in accordance with Section 11.2 ("Termination for Cause").

8.3 Headhunter.net General Warranty. Headhunter.net represents and warrants that:


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         (a)      There are no pending or threatened claims, suits, actions or charges against Headhunter.net alleging any violation of licenses, laws, rules and regulations; and

         (b) The Headhunter.net Content and Headhunter.net Job Post Technology shall be free from material errors.

8.4 General Warranties. The parties covenant, represent, and warrant to each other that:

         (a) They have the power and right to enter into this Agreement and to grant all rights and licenses conveyed hereby and that their performance of this Agreement shall be free and clear of all liens and encumbrances;

         (b) They are duly qualified and in good standing under the laws of each jurisdiction where the conduct of their business requires such qualification;

         (c) They have [*****], and will [*****] during the Term, any [*****] which [*****] or which [*****] of this Agreement;

         (d) They will [*****] the other, its Affiliates and their employees, representatives and agents relating to the [*****], including without limitation, any [*****] during the Term of the Agreement; and

         (e) They will comply with all applicable state and federal laws and regulations governing the provision of the functionality and services provided under this agreement, including, but not limited to, state laws and regulations regarding User privacy.

SECTION 9: INDEMNIFICATION.

         Headhunter.net, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo or an Affiliate based on or arising from (a) any claim that the Headhunter.net Content, Headhunter.net Job Post Technology, or Headhunter.net Brand Features infringe in any manner any Intellectual Property Right of any third party or contains any material or information that is obscene, defamatory, libelous, slanderous, that violates any person's right of publicity, privacy or personality, violates a law or regulation, or has otherwise resulted in any tort, injury, damage or harm to any person; (b) a breach of Sections 8 ("Representations and Warranties") or 13 ("User Data") of this Agreement; or (c) any claim or liability arising out of any aspect of the services provided through Headhunter.net Site (including but not limited to Headhunter.net Resume Search), the Headhunter.net Online Career Fairs or the Job Posting Pages; provided, however, that in any such case: (x) Yahoo provides Headhunter.net with prompt notice of any such claim; (y) Yahoo permits Headhunter.net to assume and control the defense of such action, with counsel chosen by Headhunter.net (who shall be reasonably acceptable to Yahoo); and (z) Headhunter.net does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. Headhunter.net will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any Headhunter.net Content.

SECTION 10:  LIMITATION OF LIABILITY.

             EXCEPT AS PROVIDED IN SECTION 9, UNDER NO CIRCUMSTANCES SHALL HEADHUNTER.NET, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

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SECTION 11:  TERM AND TERMINATION.

11.1 Term. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for a period of [*****] following the Effective Date.

11.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party:
(a) becomes insolvent; (b) files a petition in bankruptcy; (c) makes an assignment for the benefit of its creditors; (d) breaches any of its obligations under this Agreement in any material respect (including but not limited to Headhunter.net's breach of Sections 4 or 5 herein), including all breaches identified in the Agreement as cause for termination, (including but not limited to the conditions specified in Sections 4.12 ("Liquidated Damages")); and (e) which breach is not remedied within thirty (30) days (ten (10) days for failure to make a payment hereunder) following written notice to such party.

11.3 Additional Termination by Yahoo. Notwithstanding anything to the contrary herein, Yahoo may terminate the Agreement (a) immediately in the event that, through no fault of Yahoo, the Service Launch Date has not occurred by [*****]; (b) upon sixty (60) days written notice in the event that the Headhunter.net Content decreases by more than [*****] percent ([*****]%) from the amount initially provided to Yahoo hereunder, as determined over any calendar quarter; or (c) at anytime upon thirty (30) days written notice to Headhunter.net if any [*****] more than a [*****] in Headhunter.net.

11.4 Effect of Termination. Any termination pursuant to this Section 11 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The rights afforded the parties under this Section 11 will not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law. Notwithstanding the foregoing, upon expiration of the Agreement, or on the date the Agreement otherwise terminates for any other reason other than for a breach by Yahoo (the "Effective Date of Termination"), Headhunter.net shall continue to provide Yahoo with the Headhunter.net Job Listings until (a) Yahoo gives Headhunter.net written notice that it or a third party is ready to provide job listings, or (b) [*****] days from the Effective Date of Termination, whichever is earlier. In addition, upon expiration of the Agreement, or on the date the Agreement otherwise terminates for any other reason other than for a breach by Headhunter.net, Headhunter.net may continue to provide third party search access to Yahoo Resumes (as provided by Yahoo prior to the expiration or termination date), on a non-exclusive basis, for a period of [*****]. Upon any termination or expiration of this Agreement, Headhunter.net shall transfer all archived Yahoo User Data, including but not limited to the Yahoo Resumes (subject to the [*****] grace period specified above), to Yahoo, and to remove all copies of Yahoo User Data from its databases and records; (b) all outstanding payments due prior to such termination or expiration shall become immediately due; and (c) the following sections shall survive: Sections 3.6, 8, 9, 11, 12, 13, 14, 16, 18 and this Section 11.4.

SECTION 12:  OWNERSHIP.

12.1 By Headhunter.net. Yahoo acknowledges and agrees that: (a) as between Headhunter.net on the one hand, and Yahoo and its Affiliates on the other, Headhunter.net owns all right, title and interest in the Headhunter.net Content, Headhunter.net Job Post Technology, Headhunter.net Brand Features, Headhunter.net Site, Job Posting Pages, Online Career Fairs (excluding the Online Career Fair Jump Page, but including any Headhunter.net Content included on the Online Career Fair Jump Page), Headhunter.net Resume Search (excluding any Yahoo Resumes in Headhunter.net Resume Search) and Employer Data; and (b) nothing in this Agreement shall confer in Yahoo or an Affiliate any right of ownership in the foregoing.

12.2 By Yahoo. Headhunter.net acknowledges and agrees that: (a) as between Headhunter.net on the one hand, and Yahoo and its Affiliates on the other, Yahoo or the Affiliates own all right, title and interest in any Yahoo Property and the Yahoo Service Pages (except for any Headhunter.net Content or Headhunter.net Brand Features appearing thereon), Yahoo Resumes, Online Career Fair Jump Page (excluding any Headhunter.net Content included on the Online Career Fair Jump
Page), the Yahoo Brand Features, and the Yahoo User Data; and (b) nothing in this Agreement shall confer in Headhunter.net any

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right of ownership in the foregoing. Yahoo and its Affiliates shall own any derivative works created hereunder which incorporate the Headhunter.net Content, excluding the Headhunter.net Content itself. Headhunter.net assigns to Yahoo any interest it may have or acquire in all Yahoo User Data and further agrees not to reproduce, distribute, or make any use of Yahoo User Data except as expressly provided for in this Agreement.

12.3 No Licenses. No licenses are granted by either party except for those expressly set forth in this Agreement.

SECTION 13: USER DATA.

13.1 Yahoo User Data. As between Yahoo and Headhunter.net, all Yahoo User Data shall be solely owned by Yahoo. Headhunter.net agrees to do nothing inconsistent with such ownership, including but not limited to, distributing any Yahoo User Data, permitting Employers to search Headhunter.net Resume Search without specifically agreeing to abide by the terms of the Yahoo Privacy Policy, or using the Yahoo User Data other than as expressly permitted in this Agreement. Yahoo agrees that Headhunter.net will have [*****] to implement any changes that Yahoo makes to the Yahoo Privacy Policy, as provided to Headhunter.net by Yahoo, to the Headhunter.net Privacy Policy, Headhunter.net Site and Job Posting Pages. The Yahoo User Data will be deemed "Confidential Information" (as defined in the Mutual Non-Disclosure Agreement dated January 23, 2001), regardless of whether the information is labeled confidential or proprietary. Yahoo User Data may not be disclosed to any third party except (i) Headhunter.net's professional accountants or attorneys who are bound by a duty of confidentiality and non-disclosure or to copyright rights holders who, under U.S. copyright law, have the legal right to review such information; and (ii) as part of an aggregated summary which does not contain any personally identifiable information, and only if, in both cases, the information does not contain any references to or means of identifying Yahoo, its Affiliates, its Web sites or the Users.

13.2 Employer Data. All Employer Data shall be the confidential information of, and shall be owned by, Headhunter.net, but must be used only in accordance with the Yahoo Privacy Policy. Headhunter.net agrees that under no circumstances, during the Term, shall any Employer Data be: (i) disclosed to any Restricted Company (including any representative or employee of any Restricted Company); (ii) disclosed to any third party in a manner that identifies a relationship between such Employer Data and Yahoo (e.g., usage statistics); OR
(III) COLLECTED FROM ANY THIRD PARTY WHO HAS NOT FIRST BEEN CLEARLY INFORMED, PER SECTION 4.2 ("JOB POSTING PAGES") THAT HEADHUNTER.NET WILL DISCLOSE THE HEADHUNTER.NET JOB LISTINGS TO YAHOO AND THIRD PARTIES.

13.3 Privacy Policy. The parties agree to implement adequate security protections to ensure the privacy of Yahoo User Data and Employer Data. The parties further agree (i) to post a privacy policy on their respective Web sites (i.e., Yahoo Properties, Headhunter.net Site, Job Posting Pages, Headhunter.net Resume Search and the Online Career Fairs) that, at a minimum, discloses any and all uses of personal information collected from Users, including but not limited to any uses of personal information collected during a transaction that is cancelled or otherwise not completed by the User; and (ii) to use all User data collected on such sites only as expressly permitted by their privacy policy and applicable laws and government regulations, including, by way of example and not of limitation, applicable laws and government regulations regarding "spam" and the unsolicited mass distribution of information. Upon Yahoo's request, Headhunter.net will include a link to the Yahoo Privacy Policy, in addition to or alternately to its own (at Yahoo's sole discretion), on the Job Posting Pages. The parties agree to include a prominent notice, on any page of the Service which collects personal information from Users, that such information is being collected, and will include a hypertext link on all such pages to the Yahoo Privacy Policy or Headhunter.net privacy policy, as agreed to by the parties.

13.4 Security of Personally Identifiable Data. If any User requests, or if either party requests on behalf of any User, that the other party remove all personally identifiable information relating to such User from its databases and other records, then such party will promptly remove such personally identifiable information from its databases and other records. The parties will ensure that the Yahoo User Data and Employer Data is maintained, accessed and transmitted in a secure environment per Section 4.6 ("Security").

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SECTION 14: CONFIDENTIALITY.

14.1 Public Announcements. The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent. Any and all publicity relating to the Agreement must fairly and accurately represent the parties' business relationship. Notwithstanding the foregoing, anytime following the two (2) week anniversary date of the Effective Date Headhunter.net may tell its customers that it is the sole provider of job listings on Yahoo Careers.

14.2 Confidentiality. The terms and conditions of the Agreement are strictly confidential and may not be disclosed by Yahoo or Headhunter.net to any third party, except to Yahoo or Headhunter.net's professional advisors who are bound by a duty of confidentiality and non-disclosure or to copyright rights holders who, under U.S. copyright law, have the legal right to review such information.

14.3 Confidential Treatment Requests. If Headhunter.net or any successor in interest to Headhunter.net intends to file the Agreement with the Securities and Exchange Commission or any other securities exchange or market, regulatory authority or similar body, then the filing party must provide to Yahoo, no less than ten (10) Business Days before the expected date of the filing, a copy of the Agreement and any amendments to the Agreement marked to show the items on which the filing party plans to seek confidential treatment. The filing party must expand any confidential treatment requests to include those provisions of the Agreement indicated by Yahoo as terms on which Yahoo requests confidential treatment. Without limiting what constitutes a material breach under the Agreement, any failure to comply with this Section 14.3 will be deemed a material breach of the Agreement by Headhunter.net.

SECTION 15: INSURANCE.

         Headhunter.net agrees that it will maintain insurance with a carrier that is reasonably acceptable by Yahoo and with coverage for commercial general liability and errors and omissions of at least [*****] Dollars (US$[*****]) per occurrence. Headhunter.net will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (10) days of the Effective Date. Such insurance policy shall not be cancelled or modified without Yahoo's prior written consent which shall not be unreasonably withheld.

SECTION 16: ASSIGNMENT.

16.1     [*****]. Headhunter.net will provide Yahoo with notice at least ten
(10) calendar days prior to Headhunter.net's [*****] with respect to a [*****]. Headhunter.net will further notify Yahoo if and when such discussions terminate. As used herein, a "[*****]" shall mean any [*****].

16.2 Assignment. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of its assets or any other transaction in which more than [*****] of its voting securities are transferred. Notwithstanding the foregoing, in the event that Headhunter.net enters into an agreement that will (upon completion of the transaction) [*****], or with a person that lacks sufficient assets to perform the obligations hereunder after the assignment, Headhunter.net will promptly notify Yahoo in writing, and, in Yahoo's sole discretion, Yahoo may terminate the Agreement (to take effect ninety (90) days following the official closing date of the [*****]), by providing notice of termination to Headhunter.net within fifteen (15) days. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

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SECTION 17: WARRANT PURCHASE AGREEMENT.

         Simultaneous with the execution of this Agreement and as additional consideration for Yahoo's entering into the Agreement, Headhunter.net will enter into the Warrant Purchase Agreement in the form attached to this Agreement as Exhibit J ("Warrant Purchase Agreement"). In addition, within seven (7) Business Days following the Effective Date, HeadHunter.net must comply with Section 6 of the Warrant Purchase Agreement by executing and delivering the Registration Rights Agreement. Failure to do so will be a material breach of this Agreement.

SECTION 18: GENERAL.

18.1 Notices. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051 (or, AFTER July 30, 2001, 701 1st Avenue, Sunnyvale, CA 94086),
Fax: (408) 731-3301 Attention: Senior Vice President (e-mail: [*****]), with a copy to its General Counsel (e-mail:[*****]), and if to Headhunter.net at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

18.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. Any litigation arising under this Agreement will be brought in the federal or state courts of the Northern District of California. In any litigation or arbitration between the parties where one party seeks to enforce this Agreement or a declaration of rights under this Agreement, the prevailing party for those claims will be entitled to reimbursement of its reasonable costs, attorneys fees and expenses to resolve the claims and to enforce any award or judgment, including but not limited costs, expenses, and attorneys fees for legal work preceding the filing of any claims, litigation, appeals, and collection.

18.3 Full Understanding; Headings. The parties acknowledge that this agreement was negotiated at arms length, with the aid of counsel or with a reasonable opportunity for each party to secure counsel and, accordingly, they desire that the agreement be construed fairly, according to its terms, in plain English, without constructive presumptions against the drafting party, and without reference to the paragraph headings, which are for reference only.

18.4 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

18.5 No Agency. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties.

18.6 Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

18.7 Force Majeure. If any party is unable to carry out the whole or any part of its obligations under this agreement by reason of an unanticipated event that is not reasonably within the control of the affected party (including acts of God, acts of governmental authorities, strikes, war, riot, failure of third party telecommunications facilities, or any other causes of such nature), and which by exercise of reasonable due diligence, such affected party could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore, then the performance of the obligations under this Agreement of such party as they are affected by such cause will be excused during the continuance of the inability so caused. Notwithstanding the foregoing, should a party's inability to perform its obligations hereunder not be remedied within fifteen (15) Business Days after the date of such cause, the party not so affected may at any time after the expiration of such period, during the continuance of such inability, terminate this Agreement on giving written notice to the other party and without payment of any penalty or damages therefore. No party will be relieved of its obligations hereunder if its failure of

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performance is due to removable or remediable causes which such party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. A party that is rendered unable to fulfill any of its obligations under this Agreement by reason of a force majeure event as set forth in this Section will give prompt notice of such fact to the other party, followed by written confirmation of notice, and will exercise due diligence to remove such inability with all reasonable dispatch.

18.8 Entire Agreement. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

18.9 Independent Contractor. Headhunter.net's relationship with Yahoo shall be that of an independent contractor not that of an agency or employee. Except as expressly provided in this Agreement, Headhunter.net shall have no authority to enter into contracts or agreements which bind Yahoo or create obligations on the part of Yahoo without prior written authorization of Yahoo.

         IN WITNESS WHEREOF, the parties have caused this Services and Content Agreement to be executed by their duly authorized representatives as of the date first written above.

YAHOO! INC.                                  HEADHUNTER.NET, INC.

By:    /s/ Ellen Siminoff                    By:      /s/ Matthew Ferguson
   --------------------------------------       --------------------------------

Title: SVP                                   Title:   VP Bus. Dev.
      -----------------------------------          -----------------------------

Date:  3/5/01                                Date:    3/5/01
     ------------------------------------         ------------------------------

Address:       3420 Central Expressway       Address: 333 Research Ct.
        ---------------------------------            ---------------------------
               Santa Clara, CA 95001                  Norcross, GA 30092
        ---------------------------------            ---------------------------

Telecopy:      404-616-3712                  Telecopy:         (773) 867-7161
         --------------------------------             --------------------------

E-mail:  [*****]                             E-mail:  [*****]
       ----------------------------------           ----------------------------

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                                    EXHIBIT A
                             HEADHUNTER.NET CONTENT

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                                    EXHIBIT B
                                PAYMENT SCHEDULE

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                                    EXHIBIT C
                             SERVICE SPECIFICATIONS

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                                    EXHIBIT D
                                 Service Mockups

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                                    EXHIBIT E
                      YAHOO BRAND FEATURES USAGE GUIDELINES

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                                    EXHIBIT F
                            SERVICE LEVEL GUIDELINES

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                                    EXHIBIT G
                                 REPORTING DATA

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                                    EXHIBIT H
                        YAHOO DATA EXCHANGE REQUIREMENTS

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                                    EXHIBIT I
                                DEMOGRAPHIC AREAS

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                                    EXHIBIT J
                           WARRANT PURCHASE AGREEMENT

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